EXHIBIT 3.5

BYLAWS
OF
AFFINITY GAMING FINANCE CORP.
a Nevada corporation

(As adopted May 8, 2012)

ARTICLE I

OFFICES AND CORPORATE SEAL

1.1 Registered Office. The corporation shall maintain a registered office in the State of Nevada located at 3755 Breakthrough Way, Suite 300, Las Vegas, NV 89135. The corporation shall keep and maintain at its registered office a copy certified by the Secretary of State of its Articles of Incorporation and all amendments thereto and a copy certified by an officer of the corporation of these Bylaws and all amendments thereto. The corporation shall also keep at its registered office a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectfully. In lieu of the stock ledger, the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is kept.

1.2 Other Offices. The corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the board of directors may designate from time to time or as the business of the corporation may from time to time require.

1.3    Corporate Seal. A corporate seal is not required on any instrument executed for the corporation. If a corporate seal is used, it shall be either a circle having on its circumference "AFFINITY GAMING FINANCE CORP." and in the center "Incorporated 2012 Nevada," or a circle having on its circumference the words “Corporate Seal.”

1.4 Books and Records. The Corporation's books and records shall be kept in a manner determined by the board of directors in its sole discretion to be most beneficial for the Corporation and in accordance with applicable Gaming Laws and the Act. Such records as are required by applicable Gaming Laws to be maintained at locations other than the Corporation's registered office shall be maintained at those locations. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Nevada, including the Act, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE II STOCKHOLDERS

2.1 Stockholders' Meetings. All meetings of stockholders shall be held at such places as may be fixed from time to time by the board of directors, or in the absence of direction by the board of directors, by the chief executive officer, president or secretary of the corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. Annual meetings of the stockholders shall be held at such time and on such day as shall be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business properly brought before the meeting. At the annual meeting, such business may be transacted and any corporate action may be taken as expressly provided by statute, the Articles of Incorporation, or as permitted by these Bylaws.

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chief executive officer or the president and shall be called by the chief executive officer, president or secretary upon the written request of a majority of the board of directors or upon written request of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.4 Telephonic Meetings. Annual or special meetings of the stockholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

2.5 Place of Meeting. The board of directors, the chief executive officer, president or secretary shall fix the time and place of all meetings of stockholders.

2.6 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally, by facsimile or by mail to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at this address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.7 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare, and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall bespecified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.8 Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.10 Voting Rights. At all meetings of stockholders, unless otherwise provided in the Articles of Incorporation or by the Nevada Revised Statutes, each outstanding share of capital stock shall be entitled to one vote in person or by proxy on each matter submitted to a vote at a meeting of stockholders, but no proxy shall be voted or acted upon after six months from its date of creation, unless coupled with an interest, or unless the person executing it specified a length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution.

2.11 Waiver of Notice. Attendance of a stockholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

2.12 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock entitled to vote with respect to the subject matter of the action, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required.

ARTICLE III DIRECTORS

3.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of Nevada.

3.2 Number, Tenure and Qualifications. Unless otherwise provided by resolution of the stockholders, the number of persons to serve on the board of directors shall be four (4) or that number of persons who are actually elected by the stockholders to serve on the board of directors at the annual meeting of stockholders; provided, however, that the number of persons to serve on the board of directors shall not be more than seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Nevada or stockholders of the corporation.

3.3 Annual Meetings. The board of directors shall hold its annual meeting immediately following the annual meeting of stockholders at the place announced at the annual meeting of stockholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

3.4 Regular Meetings. The board of directors may hold regular meetings without notice at the times and places determined by the board of directors.

3.5 Special Meetings. The chief executive officer, president or secretary may, and on written request of two directors shall, call special meetings of the board of directors on not less than two days' notice to each director personally or by facsimile or telephone, or on not less than five days' notice to each director by mail.

3.6 Telephonic Meetings. Regular or special meetings of the board of directors may be held at any place within or without State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

3.7 Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any director may waive notice of any meeting by executing a written waiver of notice.

3.8 Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the

Nevada Revised Statutes, these Bylaws or the Articles of Incorporation, shall be the act of the board of directors.

3.9 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.10 Action without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV
OFFICERS

4.1 Designation of Titles. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors. The board of directors may also appoint one or more chief executive officers, one or more vice presidents (who may be designated as executive vice presidents or senior vice presidents), assistant secretaries and assistant treasurers and such other officers, assistant officers and agents as deemed necessary. Any person may hold two or more offices.

4.2 Appointment and Tenure. The board of directors, at its first meeting and after each annual meeting of stockholders, shall appoint a president, a secretary, and a treasurer and may also appoint a chairman of the board and chief executive officer. Officers shall hold office at the pleasure of the board of directors and shall exercise the powers and perform the duties determined from time to time by the board of directors until his or her successor is duly elected and qualified or until his or her death or until he or she resigns or is removed in the manner hereinafter provided.

4.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the board of directors.

4.5 President. The president shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, and shall act as operating and directing head of the corporation, subject to policies established by the board of directors.

4.6 Chief Executive Officer. The chief executive officer shall have general charge and supervision of the business of the corporation, shall see that all orders, actions and resolutions of the board of directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties prescribed by the board of directors.

4.7 Vice Presidents. There shall be as many vice presidents as the board of directors chooses to appoint. Vice presidents shall perform the duties assigned to them by the board of directors or the president from time to time. Any one of the vice presidents, as authorized by the board of directors, shall have all the powers and perform all the duties of president if the president is temporarily absent or unable to act.

4.8 Secretary. The secretary shall attend all meetings of the board of directors and the stockholders and shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose. The secretary shall give or cause to be given required notices of all meetings of the board of directors. The secretary shall have charge of all the books and records of the corporation except the books of account and in general shall perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her.

4.9 Treasurer. The treasurer shall have general custody of all of the funds and securities of the corporation except such as may be required by law to be deposited with any state official; the treasurer shall see to the deposit of the funds of the corporation in such bank or banks as the board of directors may designate. Regular books of account shall be kept under the treasurer's direction and supervision, and he or she shall render financial statements to the president, and directors at proper times. The treasurer shall have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. The treasurer shall give the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

4.10 Assistant Secretaries. The assistant secretaries shall perform such duties as from time to time may be assigned to them by the chief executive officer, the president, the secretary or the board of directors. At the request of the secretary, or in case of his or her absence or inability to act, any assistant secretary may act in his or her place.

ARTICLE V
INDEMNIFICATION

5.1    Indemnification. Every person who was or is a party or is threatened to be made a party too or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The board of directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence. Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article V.

5.2 Insurance. The board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

5.3 Right to Amend Indemnification Provisions. The board of directors may from time to time adopt further bylaws with respect to indemnification and may amend these and such bylaws to the full extent permitted by the general corporation law of the State of Nevada.

ARTICLE VI
REPEAL, ALTERATION OR AMENDMENT

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by a vote of the majority of the board of directors.

ARTICLE VII GAMING SUITABILITY

7.1     Gaming Language related to issuance of Bonds.     The sole stockholder of the corporation is a registered public company with the Nevada Gaming Commission and, as such, the activities of it and its subsidiaries, including but not limited to the Corporation, are subject to, and must comply with, the Nevada Gaming Control Act and the regulations promulgated thereunder.

CERTIFICATE

I, Marc H. Rubinstein, the duly elected, qualified and acting secretary of Affinity Gaming Finance Corp., a Nevada corporation, do hereby certify that the above and foregoing are the Bylaws of this corporation duly and regularly adopted by the board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of May, 2012.

____________________________________
Marc H. Rubinstein, Secretary